EXHIBIT 99.1

CONTACTS:                  Charles Cimitile
                           Chief Financial Officer
                           SPAR Group, Inc.
                           (914) 332-4100

                           Roger S. Pondel
                           PondelWilkinson MS&L
                           (323) 866-6060

              SPAR GROUP REPORTS THIRD QUARTER, NINE-MONTHS RESULTS

         TARRYTOWN, NY -- NOVEMBER 10, 2003 -- SPAR Group, Inc. (NASDAQ:SGRP) today reported financial results for the third quarter and nine months ended September 30, 2003.

         The company sustained a net loss for the quarter of $345,000, equal to $0.02 per share, compared with net income of $1.2 million, or $0.06 per share, a year ago. Net revenue for the 2003 third quarter amounted to $16.6 million vs. $17.8 million last year.

         Net income for the 2003 year-to-date period was $1.5 million, equal to $0.08 per share, compared with $2.8 million, or $0.15 per share, for the first nine months of 2002. Net revenue rose to $52.7 million from $51.4 million last year.

         "A  lower  level  of  sales  reflecting  an  increasingly   competitive
environment had a disproportionate impact on earnings for the third quarter," said Bob Brown, SPAR Group's chairman and chief executive officer. "Higher selling, general and administrative expenses, along with increased field costs, also affected the quarter.

         "While we are currently implementing cost reductions throughout the company, we will continue to invest in systems, technology and a number of growth programs that we believe will enhance returns over the long term," Brown said. "Domestically, we plan to expand our merchandising services through development of new products as well as the development of attractive sales and marketing programs. We also plan to expand our in-store demonstration business through both acquisition and organic growth. Internationally, we will focus on acquisitions, as well as joint ventures in various countries.

                                     (more)

SPAR Group, Inc.
2


          "SPAR's merchandising expertise has proven to enhance our customers' sales and profitability," Brown said. "We believe SPAR is well positioned to attract new customers and increase business with our existing customer base. While the investments we are currently making may have a short term negative impact on operating results, and not all of the cost reductions will have an immediate impact, we believe the actions we are taking now will improve SPAR's profitability in the future."

         SPAR Group, Inc. is a diversified marketing services company, providing a broad array of productivity enhancing products and services to help Fortune 1000 companies improve their sales, operating efficiency and profits. The company provides in-store merchandising, in-store demonstration, database and research services to general retail, mass market, drug, and grocery chains both, throughout the United States and internationally.

Certain statements in this news release are forward-looking, including, but not limited to, benefits to be derived from cost reductions, new products, sales and marketing programs and international expansion. The company's actual results, performance and trends could differ materially from those indicated or implied by such statements as a result of various factors, including (without limitation) the continued strengthening of SPAR's selling and marketing functions, continued customer satisfaction and contract renewal, new product development, continued technological superiority over its competitors, continued availability of capable dedicated personnel, continued cost management, the success of its international efforts success and availability of acquisitions, and other factors, as well as by factors applicable to most companies such as general economic, competitive and other business and civil conditions. Information respecting certain of these and other factors that could effect future results, performance or trends are discussed in SPAR Group's annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission from time to time.

                                      # # #


                                 (Tables Follow)

                                SPAR Group, Inc.
                      Consolidated Statements of Operations
                                   (unaudited)
                     (in thousands, except per share data)

                                                              Three Months Ended                         Nine Months Ended
                                                       -----------------------------------        ---------------------------------
                                                        September 30,    September 30,             September 30,   September 30,
                                                            2003             2002                       2003            2002
                                                       -----------------------------------        ---------------------------------

Net revenues                                                 $  16,615        $  17,775                 $ 52,704        $ 51,363
Cost of revenues                                                11,380           10,760                   33,777          31,102
                                                       -----------------------------------        ---------------------------------
Gross profit                                                     5,235            7,015                   18,927          20,261

Selling, general and administrative expenses                     5,334            4,571                   15,044          14,212
Depreciation and amortization                                      385              467                    1,162           1,345
                                                       -----------------------------------        ---------------------------------
Operating (loss) income                                          (484)            1,977                    2,721           4,704

Interest expense                                                    69              144                      209             231
Other expense                                                        -               32                       28             166
                                                       -----------------------------------        ---------------------------------
(Loss) income before provision for income taxes                  (553)            1,801                    2,484           4,307

(Benefit) provision for income taxes                             (208)              588                      943           1,544
                                                       -----------------------------------        ---------------------------------

Net (loss) income                                            $   (345)        $   1,213                 $  1,541        $  2,763
                                                       ===================================        =================================

Net (loss) income per common share:

  Basic                                                     $   (0.02)         $   0.06                 $   0.08        $   0.15

  Diluted                                                   $   (0.02)         $   0.06                 $   0.08        $   0.14


Weighted average common shares - basic                          18,859           18,696                   18,853          18,700
                                                       ===================================        =================================

Weighted average common shares - diluted                        18,859           19,103                   19,508          19,118
                                                       ===================================        =================================

                                SPAR Group, Inc.
                           Consolidated Balance Sheets
                                   (unaudited)
                (in thousands, except share and per share data)

                                                                                  September 30,             December 31,
                                                                                      2003                      2002
                                                                                ----------------          ----------------

ASSETS
Current assets:
   Cash and cash equivalents                                                    $              -          $              -
   Accounts receivable, net                                                               15,002                    16,458
   Prepaid expenses and other current assets                                               1,055                       783
   Deferred income taxes                                                                     707                       903
                                                                                ----------------          ----------------
Total current assets                                                                      16,764                    18,144

Property and equipment, net                                                                2,166                     1,972
Goodwill                                                                                   8,157                     7,858
Deferred income taxes                                                                        648                       705
Other assets                                                                                 664                       121
                                                                                ----------------          ----------------
Total assets                                                                    $         28,399          $         28,800
                                                                                ================          ================

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                             $          1,219          $            422
   Accrued expenses and other current liabilities                                          2,700                     5,140
   Accrued expense due to affiliates                                                       1,628                       958
   Restructuring charges, current                                                            772                     1,354
   Line of credit, short-term                                                              4,673                         -
   Due to certain stockholders                                                                 -                     3,951
                                                                                ----------------          ----------------
Total current liabilities                                                                 10,992                    11,825

Line of credit, long-term                                                                      -                       148
Restructuring charges, long-term                                                               -                       235

Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value:
     Authorized shares - 3,000,000
     Issued and outstanding shares - none
   Common stock, $.01 par value:
     Authorized shares - 47,000,000
     Issued and outstanding shares -
      18,858,972 - September 30, 2003
      18,824,527 - December 31, 2002                                                         189                       188
    Treasury stock                                                                         (710)                      (30)
    Additional paid-in capital                                                            10,872                    10,919
    Retained earnings                                                                      7,056                     5,515
                                                                                ----------------          ----------------
Total stockholders' equity                                                                17,407                    16,592
                                                                                ----------------          ----------------
Total liabilities and stockholders' equity                                      $         28,399          $         28,800
                                                                                ================          ================
